UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        December 9, 2008
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Cost Associated with Exit or Disposal Activities.

On December 9, 2008, inTEST Corporation (the "Company") approved a reduction in workforce in its Manipulator & Docking Hardware product segment of 9 employees, representing approximately 11% of the total employees in this segment. The Company will incur approximately $100,000 in total costs related to this action for one-time termination benefits. These costs will be incurred in the fourth quarter of 2008 and the first quarter of 2009. In addition to the reduction in workforce, the Company reduced by 40% the hours worked by three employees and reduced by 25% the salary of two employees.

These actions are being taken to reduce the operating expenses of this product segment in response to continued operating losses. The Company completed the communication of these actions to its employees on December 12, 2008, and expects that the completed actions in this product segment will reduce its annual operating expense structure by approximately $798,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Alyn R. Holt
        Alyn R. Holt
        Executive Chairman

Date:   December 15, 2008